Exhibit 99.1

NEWS RELEASE
Contact:
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Alyson Lupo – Media
214-494-3818
alyson.lupo@alliancedata.com
Geddes Group Gary Brown, COO 206-650-8103 gary@geddes-group.com

ALLIANCE DATA ANNOUNCES NEW LONG-TERM PARTNERSHIP
WITH THE GEDDES GROUP

Alliance Data Selected to Provide Co-brand Credit Card Program, Build Cardholder Acquisition for Namesake Card of Internationally Renowned Photographer Anne Geddes

DALLAS, Sept. 5, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business, which manages more than 120 private label and co-brand credit programs, has signed a long-term agreement to provide co-brand credit card services with world renowned photographer Anne Geddes, an Australian born artist who is widely known and respected for her iconic depictions of babies and motherhood. In total, Geddes' books have been published in 84 countries, been translated into 24 languages and have sold more than 19 million books and 15 million calendars worldwide.

Anne is represented by her company The Geddes Group (www.annegeddes.com).

Alliance Data will provide a full suite of credit and marketing services for the Anne Geddes Visa® card program, which provides opportunities for brand enthusiasts to earn cash back for card purchases at Anne Geddes partner retailers, and all purchases made anywhere that Visa is accepted. In the future cardholders will also have the opportunity to support charitable giving efforts through the Geddes Philanthropic Trust via purchases made with their card.

Alliance Data also will help The Geddes Group to further engage cardholders through expanded customer-relevant channels, including mobile, in order to increase cardholder loyalty. The Geddes Group will leverage Alliance Data’s advanced set of analytics capabilities, enabling it to develop a deeper understanding of Anne Geddes cardholders through the analysis of purchase behaviors and preferences. In addition, innovative digital and mobile capabilities will be used to drive cardholder acquisition, engagement and spend.

“We see the Anne Geddes credit card program as another way to engage those who appreciate my photography in new and unique ways, by offering rewards alongside opportunities to give back,” said Anne Geddes. “As we continue to expand into new territory by sharing my portraiture through innovative channels, we look forward to further developing the credit card program through a strong partnership with Alliance Data and our shared people-centric vision.”

“Among photographers, Anne Geddes is an icon. Her distinctive, emotional images hold a special place in the hearts of people around the globe,” added Melisa Miller, president of Alliance Data Retail Services. “We are also admirers of her art and her charitable heart.  We are so excited to help fuel The Geddes Group’s customer engagement strategy with our deep understanding of consumer shopping behavior, and our passion for marketing and loyalty. Through our solutions, we are honored to help introduce Anne Geddes’ images and products to create long-term brand loyalty among new generations of devoted fans.”

About The Geddes Group
Geddes Group Holdings is based in New South Wales, Australia, and The Geddes Group maintains offices in Sydney and Auckland, as well as U.S. offices in Seattle, San Francisco and New York. One of the world’s most respected photographers, Anne Geddes creates images that are iconic, multi-award winning, internationally acclaimed, and beloved. Like no photographer before, her imagery singularly captures the beauty, purity, vulnerability, and preciousness of children, embodying her deeply held belief that each and every child must be protected, nurtured, and loved. Anne’s work has been published in 83 countries and her books have sold more than 18 million copies worldwide. Her book Beginnings received Gold in the 2011 Independent Publishers Book Awards, won both the photography and e-book non-fiction categories in the USA Best Books 2011 Awards, and was one of the top bestselling photography books of the year. Anne Geddes’ blog, Facebook and Twitter pages bring her fans into her studio and life. For more information, please visit www.AnneGeddes.com.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 120 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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